Exhibit 99.1

PORTAGE FINTECH ACQUISITION CORPORATION

BALANCE SHEET

	July 23, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$4,700,000	$382,275	(b)	$4,700,000
		(382,275)	(c)
Total current assets	4,700,000	—		4,700,000
Cash held in Trust Account	240,000,000	19,113,790	(a)	259,113,790
Total Assets	$244,700,000	$19,113,790		$263,813,790

Liabilities and Shareholders’ Equity:
Current liabilities:
Accrued expenses	$653,071	$—		$653,071
Promissory note – Sponsor	201,817	—		201,817
Due to Sponsor	433,313	—		433,313
Total current liabilities	1,288,201	—		1,288,201
Warrant liabilities	19,149,335	851,200	(a)	20,341,016
		340,481	(b)
Deferred underwriting fee payable	8,400,000	668,983	(d)	9,068,983
Total Liabilities	28,837,536	1,860,664		30,698,200

Commitments and Contingencies
Class A ordinary shares; 21,086,246 and 22,811,559 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	210,862,463	17,253,126	(f)	228,115,589

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 2,913,754 and 3,099,820 shares issued and outstanding (excluding 21,086,246 and 22,811,559 shares subject to possible redemption), actual and as adjusted, respectively	291	191	(a)	310
		(172)	(f)
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 6,900,000 and 6,477,845 shares issued and outstanding, actual and as adjusted, respectively	690	(42)	(e)	648
Additional paid-in capital	5,811,346	18,262,399	(a)	5,858,185
		41,794	(b)
		(365,251)	(c)
		(639,191)	(d)
		42	(e)
		(17,252,954)	(f)
Accumulated deficit	(812,326)	(17,024)	(c)	(859,142)
		(29,792)	(d)
Total shareholders’ equity	5,000,001	—		5,000,001
Total Liabilities and Shareholders’ Equity	$244,700,000	$19,113,790		$263,813,790

The accompanying notes are an integral part of the financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Portage Fintech Acquisition Corporation (the “Company”) as of July 23, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on August 5, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 24,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $240.0 million. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment.

The Company granted the underwriters in the IPO a 45-day option to purchase up to 3,600,000 Units, at $10.00 per Unit, to cover over-allotments, if any. On August 3, 2021, the underwriters partially exercised the option, and the closing of the issuance and sale of an additional 1,911,379 Units (the “Over-Allotment Units”) occurred on August 5, 2021, generating gross proceeds of $19,113,790 (the “Over-Allotment”). The underwriters forfeited the balance of the option. The Company incurred additional offering costs of approximately $1,051,258 million in connection with the Over-Allotment (of which approximately $668,983 million was for deferred underwriting fees).

Simultaneously with the closing of the IPO on July 23, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 6,333,334 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to PFTA I LP, an Ontario limited partnership (the “Sponsor”), generating gross proceeds of approximately $9,500,000. On August 5, 2021, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 254,850 Private Warrants at $1.50 per Private Placement Warrant (the “Additional Private Placement Warrants”), generating additional gross proceeds of $382,275.

Upon the closing of the IPO, the Over-Allotment and the Private Placement, approximately $259,113,790 million ($10.00 per Unit) of the net proceeds of the sale of the Units and the Private Placement Warrants were placed in a  trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and will be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

In addition, the Sponsor, agreed to forfeit 900,000 Founder Shares on a pro rata basis, to the extent that the option to purchase additional Units was not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on August 3, 2021 and forfeited the remainder of the option; thus, 422,155 Founder Shares were forfeited by the Sponsor.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Placement Shares described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Trust Account	$19,113,790
	Derivative warrant liabilities		$851,200
	Class A ordinary shares		$191
	Additional paid-in capital		$18,262,399
	To record sale of 1,911,379 Additional Units at $10.00 per Unit

(b)	Cash	$382,275
	Additional paid-in capital		$41,794
	Derivative warrant liabilities		$340,481
	To record sale of 254,850 Private Placement Warrants at $1.50 per additional Private Placement Warrant

(c)	Additional paid-in capital	$365,251
	Offering costs associated with derivative warrant liabilities	$17,024
	Cash		$382,275
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$639,191
	Offering costs associated with derivative warrant liabilities	$29,792
	Deferred underwriting commissions		$668,983
	To record additional deferred underwriting fee on overallotment option

(e)	Class B ordinary shares	$42
	Additional paid-in capital		$42
	To record forfeiture of 422,155 Class B ordinary shares

(f)	Class A ordinary shares	$172
	Additional paid-in capital	$17,252,954
	Class A ordinary shares subject to possible redemption		$17,253,126
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable shares

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